UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2002

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

Corel Corporation (NASDAQ: CORL, TSX: COR) today announced that it will hold a special meeting of its shareholders on September 25, 2002 at 3:00 p.m. ET.

Shareholders will be asked to vote on two special resolutions. The first resolution requests shareholder authorization to reduce the stated capital account of Corel's Common Shares and Series A Participating Convertible Preferred Shares, the approval of which has no impact on the financial statements of the company. The request is being made to enable the company to meet requirements of the Canada Business Corporations Act (CBCA) in order to permit taking certain actions, including purchasing its own shares and paying dividends. Currently, the company is restricted from taking such actions because the realizable value of the company's assets could be less than the aggregate of its liabilities and stated capital of all classes of shares. The company has not made any determination to take any such actions.

The second resolution on which shareholders will be asked to vote is to approve changes to rights, privileges, conditions and restrictions for the 24 million Series A Participating Convertible Preferred Shares to facilitate the resale of the underlying Common Shares

See Exhibits 99.1 - Corel press release and 99.2 Notice of Special Meeting of Shareholders and Management Proxy Circular.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(c) Exhibits

99.1 Press Release issued by Corel Corporation on August 28, 2002.

99.2 Notice of Special Meeting of Shareholders and Management Proxy Circular.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2002

COREL CORPORATION

(Registrant)

By:	/s/John Blaine

John Blaine
Chief Financial Officer, Executive Vice President Finance and Treasurer
(Principal Accounting Officer)